Exhibit 99.1

FIRST FINANCIAL HOLDINGS, INC.

First Financial Holdings, Inc. Announces Agreement to Sell
First Southeast Insurance Services, Inc. to Hub International Limited

Positions Balance Sheet For Future Opportunities

CHARLESTON, SOUTH CAROLINA, May 26, 2011 -- First Financial Holdings, Inc. (Nasdaq: FFCH) (“First Financial”) today announced that it has agreed to sell its insurance agency subsidiary, First Southeast Insurance Services, Inc. (“First Southeast”), to Hub International Limited (“Hub”) for approximately $38 million in cash at closing, subject to certain post-closing adjustments for working capital.  The closing of this transaction is expected to occur by the end of the second calendar quarter and is subject to customary closing conditions.

"The sale of our insurance agency offers a unique opportunity for us to focus on our core business while enhancing our overall capital position,” said R. Wayne Hall, president and chief executive officer of First Financial.  “This transaction accomplishes one of our strategic objectives of increasing our tangible equity and regulatory capital and therefore allowing us to be opportunistic in exploring strategies to better position the company for the future”.

“Hub is an excellent partner for the clients and employees of First Southeast,” Mr. Hall continued.  “We expect to continue to have a mutually beneficial relationship with Hub after their acquisition of First Southeast so that First Financial’s customers can continue to receive outstanding products and services in banking, investments and insurance.”

As the result of this transaction, First Financial expects to recognize a pre-tax gain of approximately $6.9 million on the sale of First Southeast. First Financial anticipates that the redeployment of capital to its existing bank and wealth management businesses, including strategically attractive expansion opportunities, will offset the foregone earnings associated with the insurance business and ultimately will result in a greater return to shareholders.

Based on March 31, 2011 reported results, goodwill and intangible assets of $28.9 million will be eliminated as a part of this transaction.  Pro forma capital ratios will increase as presented below.

FIRST FINANCIAL HOLDINGS, INC.		Pro Forma
(in thousands, except per share data)	March 31, 2011	March 31, 2011
Selected Regulatory Proforma Ratio (1)
Core capital ratio	9.77%	10.64%
Tier 1 risk-based capital ratio	13.11%	14.45%
Total risk-based capital ratio	14.38%	15.72%

Non-GAAP Reconciliation (Unaudited)
Tangible Assets and Tangible Common Equity
Total assets	$3,302,012	$3,300,392
Goodwill	(28,260)	(5,752)
Other intangible assets, net	(9,278)	(2,879)
Tangible assets (non-GAAP)	$3,264,474	$3,291,761

Total shareholders' equity	$311,527	$313,923
Preferred stock	(65,000)	(65,000)
Goodwill	(28,260)	(5,752)
Other intangible assets, net	(9,278)	(2,879)
Tangible common equity (non-GAAP)	$208,989	$240,292

Shares outstanding, end of period (000s)	16,527	16,527

Tangible common equity to tangible assets (non-GAAP)	6.40%	7.30%
Tangible common book value per share (non-GAAP)	$12.65	$14.54

(1) - Effective March 31, 2012, First Financial will be required to report Tier 1 capital on a consolidated basis. The amounts presented are based on end of the period data and are calculated using regulatory requirements for bank holding companies.

First Southeast offers an extensive group of personal and business insurance products for individuals and businesses, group employee benefit plans and individual life, health and long term care products.  The insurance operations of First Financial are among the largest in the Carolinas.  It operates 10 offices in North Carolina and South Carolina under brand names Kinghorn Insurance Services, Associated Insurors, Johnson Insurance Associates, Peoples Insurance, Employers Benefit Strategies, Somers-Pardue Insurance Services and Benefit Administrators. First Southeast generates approximately $21 million in annual revenue.

Headquartered in Chicago, Illinois, Hub International Limited is a leading North American insurance brokerage that provides a broad array of property and casualty, reinsurance, life and health, employee benefits, and risk management products and services through offices located in the United States and Canada.

Sandler O’Neill + Partners, L.P. acted as financial advisor and Kilpatrick Townsend & Stockton LLP acted as legal advisor to First Financial.

About First Financial

First Financial Holdings, Inc. ("First Financial") (Nasdaq: FFCH) is a premier financial services provider offering integrated financial solutions, including personal, business, wealth management, and insurance. First Financial serves individuals and businesses throughout coastal South Carolina, as well as the Florence, Columbia, and upstate regions of South Carolina and Wilmington, North Carolina. First Financial subsidiaries include: First Federal Savings and Loan Association of Charleston ("First Federal"); Kimbrell Insurance Group, Inc., a managing general insurance agency; First Southeast 401(k) Fiduciaries, Inc., a registered investment advisor; and First Southeast Investor Services, Inc., a registered broker-dealer. First Federal is the largest financial institution headquartered in the Charleston, South Carolina metropolitan area and the third largest financial institution headquartered in South Carolina, based on asset size. Additional information about First Financial is available at www.firstfinancialholdings.com.

Conference Call

R. Wayne Hall, president and chief executive officer and Blaise B. Bettendorf, EVP and chief financial officer will review the transaction in a conference call at 9:00 am (ET), on Friday, May 27, 2011.  The live audio webcast is available on First Financial’s website at www.firstfinancialholdings.com and will be available for 90 days.

Forward-Looking Statements

Statements in this release that are not statements of historical fact, including without limitation, statements that include terms such as "believes," "expects," "anticipates," "estimates," "forecasts," "intends," "plans," "targets," "potentially," "probably," "projects," "outlook," or similar expressions or future conditional verbs such as "may," "will," "should," "would," or "could" constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements regarding First Financial's future financial and operating results, plans, objectives, expectations and intentions involve risks and uncertainties, many of which are beyond First Financial's control or are subject to change. No forward-looking statement is a guarantee of future performance and actual results could differ materially. Factors that could cause or contribute to such differences include, but are not limited to, the general business environment, general economic conditions nationally and in the States of North and South Carolina, interest rates, the North and South Carolina real estate markets, the demand for mortgage loans, the credit risk of lending activities, including changes in the level and trend of delinquent and nonperforming loans and charge-offs, changes in First Federal's allowance for loan losses and provision for loan losses that may be affected by deterioration in the housing and real estate markets; results of examinations by banking regulators, including the possibility that any such regulatory authority may, among other things, require First Federal to increase its reserve for loan losses, writedown assets, change First Financial's regulatory capital position or affect its ability to borrow funds or maintain or increase deposits, which could adversely affect liquidity and earnings; First Financial's ability to control operating costs and expenses, First Financial's ability to successfully integrate any assets, liabilities, customers, systems, and management personnel acquired or may in the future acquire into its operations and its ability to realize related revenue synergies and cost savings within expected time frames and any goodwill charges related thereto, competitive conditions between banks and non-bank financial services providers, and regulatory changes including the Dodd-Frank Wall Street Reform and Consumer Protection Act. Other risks are also detailed in First Financial's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and current reports on Form 8-K filings with the Securities and Exchange Commission ("SEC"), which are available at the SEC's website www.sec.gov. Other factors not currently anticipated may also materially and adversely affect First Financial's results of operations, financial position, and cash flows. There can be no assurance that future results will meet expectations. While First Financial believes that the forward-looking statements in this release are reasonable, the reader should not place undue reliance on any forward-looking statement. In addition, these statements speak only as of the date made. First Financial does not undertake, and expressly disclaims any obligation to update or alter any statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

CONTACT:
First Financial Holdings, Inc.
Blaise B. Bettendorf
EVP and Chief Financial Officer
(843) 529.5456
bbettendorf@firstfinancialholdings.com